UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North Creek Parkway Bothell, Washington	98011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 686-1500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 25, 2016, OncoGenex Pharmaceuticals, Inc. (Company) announced positive survival results from the final analysis of the Phase 2 Borealis-2 trial of apatorsen in combination with docetaxel treatment that enrolled 200 patients with metastatic bladder cancer whose disease had progressed following first-line platinum-based chemotherapy. Patients who received apatorsen treatment experienced a 20% reduction in risk of death, compared to patients receiving docetaxel alone (HR=.80; 95% CI: 0.65-0.98; p=0.078). The primary analysis was a superiority test of overall survival, performed at a one-sided 0.10 significance level using a stratified log-rank test. The trial was conducted by the Hoosier Cancer Research Network at 28 sites across the United States.

A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by OncoGenex Pharmaceuticals, Inc. dated October 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: October 25, 2016	/s/ John Bencich
John Bencich Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by OncoGenex Pharmaceuticals, Inc. dated October 25, 2016